UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBURU, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED FEBRUARY 1, 2024 TO THE PROXY STATEMENT

FOR THE NUBURU, INC. SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 22, 2024

This proxy statement supplement dated February 1, 2024 (this “Supplement”), should be read together with the definitive proxy statement (the “Proxy Statement”) of Nuburu, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2024, in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually via live audio webcast at www.proxydocs.com/BURU on February 22, 2024 at 9:00 a.m., Mountain Time. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Proxy Statement.

The purpose of this Supplement is to provide updated information relating to Proposal One - seeking stockholder approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding Common Stock, within a range from 1-for-30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Board in its discretion.

The Proxy Statement identified this matter as “non-routine,” meaning that brokers would not be able to exercise discretion in voting on Proposal One. However, NYSE subsequently determined that Proposal One will be considered to be “routine,” meaning that brokers may exercise discretion in voting on Proposal One. As a result, if you are a beneficial owner and you wish to vote “for,” “against,” or “abstain” with respect to Proposal One, and your broker is an NYSE member that participates in discretionary voting, you will have to provide your broker with such an instruction prior to midnight on February 21, 2024. Otherwise, your broker may vote in its discretion on Proposal One.

The foregoing does not impact Proposal Two, which continues to be considered a “non-routine” item, meaning that brokers may not exercise discretion in voting on Proposal Two. As a result, it is important that you provide your broker, bank, or other holder of record with instructions to vote “for,” “against,” or “abstain” with respect to Proposal Two prior to midnight on February 21, 2024. Absent such an instruction, your broker may not vote on Proposal Two.

This Supplement is being filed with the SEC and made available to stockholders on or about February 1, 2024. Only stockholders of record at the close of business on January 22, 2024 (the record date for the Special Meeting) are entitled to receive notice of and to vote at the Special Meeting.

This Supplement should be read in conjunction with the Proxy Statement. Except as set forth herein, all information set forth in the Proxy Statement remains unchanged. In addition, except as specifically indicated herein, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

NUBURU P.O BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/BURU Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-520-4351 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Nuburu, Inc. Special Meeting of Stockholders For Stockholders of record as of January 22, 2024 DATE: Thursday, February 22, 2024 TIME: 9:00 AM, Mountain Time PLACE: Special Meeting to be held virutual via live audio webcast - please visit www.proxydocs.com/BURU for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Brian Knaley, our Chief Executive Officer (the "Named Proxy"), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Nuburu, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Nuburu, Inc.Special Meeting of Stockholders Please make your marks like this:X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1 To approve an amendment to the Company's Certificate of Incorporation, and authorize the Company's Board of Directors (the "Board"), to effect a reverse stock split of the Company's issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Board; FOR YOUR VOTE AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS For 2 To approve the issuance of up to $50.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company's common stock; and FOR 3 To transact such other business as may properly come before the Special Meeting You must register to attend the meeting online and/or participate at www.proxydocs.com/BURU Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date